Exhibit 10.7

TIME SHARING AGREEMENT



     This Agreement, made and entered into this 1st day of October, 1997, by and between Data Research Associates, Inc., a corporation incorporated under the laws of the State of Missouri, with principal offices at 1276 N. Warson Road, St. Louis, Missouri 63132-1806 (hereinafter referred to as "OWNER"), and Charter Communications, Inc., a corporation under the laws of the State of Delaware, with principal offices at 12444 Powerscourt Drive, St. Louis, Missouri 63131 (Hereinafter referred to as "LESSEE"):

     WITNESSETH, that

     WHEREAS, OWNER is the registered OWNER of that certain civil AIRCRAFT bearing the United States Registration Number N441M ("the AIRCRAFT" or "AIRCRAFT"); and of the type Cessna Conquest II;

     WHEREAS, OWNER and LESSEE desire to lease said AIRCRAFT on a TIME SHARING basis as defined in Section 91.501(c)(1)* of the Federal Aviation Regulations [FAR].

     NEW THEREFORE, OWNER AND LESSEE, declaring their intention to enter into and be bound by this TIME SHARING AGREEMENT, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

     1. OWNER agrees to lease the AIRCRAFT to LESSEE pursuant to the provisions of FAR 91.50(c)(1) for the period of one year, commencing on October 1, 1997, and terminating on October 1, 1998.

     2. LESSEE shall pay OWNER for each Flight conducted under this Agreement the actual expenses of each specific flight as authorized by FAR Part 91.501(d). These expenses include:

         (a) Fuel, oil, lubricants, and other additives.

         (b) Hangar and tie down costs away from the AIRCRAFT's base of operation.

         (c) Insurance obtained for the specific flight.





_______________________

*Formerly Section 91.181 et seq. FAR Part 91 has been reorganized for 1990. The section numbers referenced in this Contract represent the newly assigned section numbers which go into effect on August 18, 1990.





         (d) Landing fees, airport taxes and similar assessments.

         (e) Customs, foreign permit, and similar fees directly related to the flight.

         (f) In-flight food and beverages.

         (g) Passenger ground transportation.

         (h) Flight planning and weather contract services.

         (i) An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.


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     3.  OWNER will pay all expenses related to the operation of the AIRCRAFT when incurred, and will provide an invoice and bill LESSEE for the expenses enumerated in paragraph 2 above on the last day of the month in which any flight or flights for the account of LESSEE occur. LESSEE shall may OWNER for said expenses within fifteen (15) days of receipt of the invoice and bill therefore.

     4. LESSEE will provide OWNER with requests for flight time and proposed flight schedules as fare in advance of any given flight as possible, and in any case, at least 48 hours in advance of LESSEE's planned departure.
Requests for flight time shall be in a form, whether oral or written, mutually convenient to, and agreed upon by the parties.

     5. OWNER shall have final authority over the scheduling of the AIRCRAFT, provided, however, that OWNER will use its best efforts to accommodate LESSEE's needs and to avoid conflicts in scheduling.

     6. OWNER shall be solely responsible for securing maintenance, preventative maintenance and required or otherwise necessary inspections on the AIRCRAFT, and shall take such requirements into account in scheduling the AIRCRAFT. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the AIRCRAFT unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

     7. In accordance with applicable Federal Aviation Regulations, the qualified flight crew provided by Data Research Associates, Inc., will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. LESSEE specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take any other action which in the considered judgment of the Pilot in Command is necessitated by considerations of safety. No such action of the Pilot in Command shall create or support any liability for loss, injury, damage or delay to LESSEE or any other person. The parties further agree that OWNER shall not be liable for delay or failure to furnish the AIRCRAFT pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

     8. OWNER will provide such additional insurance coverage as LESSEE shall request or require, provided, however, that the cost of such additional insurance shall be borne by LESSEE as set forth in paragraph 2(c) hereof.

     9.  LESSEE warrants that:

         (a) It will use the AIRCRAFT for and on account of its own business only, and will not use the AIRCRAFT for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

         (b) it shall refrain from incurring any mechanics or other lien in connection with the inspection, preventative maintenance or storage of the AIRCRAFT, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto to convey, mortgage, assign, lease or any way alienate the AIRCRAFT or create any kind of lien or security interest involving the AIRCRAFT or do anything or take any action that might mature into such a lien; and

         (c) during the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the AIRCRAFT by a TIME SHARING Lessee.

    10. For purposes of this Agreement, the permanent base of operation of the AIRCRAFT shall be 533 Bell Avenue, Hangar A, Spirit of St. Louis Airport.


                                       Page 45


    11. Neither this Agreement nor any party's interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

     IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

     TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FEDERAL AVIATION REGULATIONS.

         (a) DATA RESEARCH ASSOCIATES, INC. (OWNER), HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THS AGREEMENT IN ACCORDANCE WITH THE PROVISIIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

         (b) DATA RESEARCH ASSOCIATES, INC. (OWNER), AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OWNER SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT.

         (c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE ST. LOUIS FSDO (the nearest FAA Flight Standards District Office, GADO, or ACDO). LESSEE FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FLIGHT STARDS TECHNICAL DIVISION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(C)(1).


                                    OWNER:



                                    BY:  /s/ Michael J. Mellinger
                                         ------------------------
                                         President


ATTEST:



/s/ Sherri Richardson
---------------------
Secretary



                                    LESSEE:



                                    BY:  /s/ Howard Wood
                                         ---------------
                                         Vice Chairman


ATTEST:



/s/ Diana LeBean
----------------
Secretary

     A copy of this Agreement must be carried in the AIRCRAFT while being operated hereunder.

                                       Page 46



                                  SUPPLEMENT


     Charter Communications, Inc., shall pay Data Research Associates, Inc. the sum of $750.00 per flight hour which includes the 10% transportation tax payable to the Internal Revenue Service. Billing for deadhead time will be for fuel burned only and based upon the time from engine start to engine shutdown. (Average fuel consumption is 75 gallons per hour at approximately $2.00 per gallon.)



                                    OWNER:



                                    BY:  /s/ Michael J. Mellinger
                                         ------------------------
                                         President


ATTEST:


/s/ Sherri Richardson
---------------------
Secretary


                                    LESSEE:



                                    BY:  /s/ Howard Wood
                                         ---------------
                                         Vice Chairman


ATTEST:



/s/ Diana LeBean
----------------
Secretary




















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